Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

MEDTRONIC PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in its Charter)

MEDTRONIC GLOBAL HOLDINGS S.C.A.

(Exact Name of Registrant as Specified in its Charter)

MEDTRONIC, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Medtronic Public Limited Company
Fees to Be Paid	Other	Guarantees of Debt Securities (3)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
Medtronic Global Holdings S.C.A.
Fees to Be Paid	Debt	Debt Securities	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
Fees to Be Paid	Other	Guarantees of Debt Securities (4)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
Medtronic Inc.
Fees to Be Paid	Debt	Debt Securities	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
Fees to Be Paid	Other	Guarantees of Debt Securities (5)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—		—	—	—	—	—
	Total Offering Amounts					—		$—
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$—

(1)

An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrants are deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a “pay-as-you-go” basis.

(3)

Medtronic Public Limited Company may fully and unconditionally guarantee debt securities issued by each of Medtronic Global Holdings S.C.A. and Medtronic, Inc. No separate consideration will be received for such guarantees of debt securities. In accordance with Rule 457(n) of the Securities Act, no separate fee is payable with respect to such guarantees.

(4)

Medtronic Global Holdings S.C.A. may fully and unconditionally guarantee debt securities issued by Medtronic, Inc. No separate consideration will be received for such guarantees of debt securities. In accordance with Rule 457(n) of the Securities Act, no separate fee is payable with respect to such guarantees.

(5)

Medtronic Inc. may fully and unconditionally guarantee debt securities issued by Medtronic Global Holdings S.C.A. No separate consideration will be received for such guarantees of debt securities. In accordance with Rule 457(n) of the Securities Act, no separate fee is payable with respect to such guarantees.